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                                                                     Exhibit 21

                                MYR GROUP INC.

                             LIST OF SUBSIDIARIES

The Company's significant subsidiaries are:


Name of Corporation                  State or Jurisdiction    Percentage
  or other entity                       of Organization       of Interest
-------------------                  ---------------------   -------------
The L. E. Myers Co.                        Delaware             100%

Hawkeye Construction, Inc.                 Oregon               100%

Harlan Electric Company                    Michigan             100%

D.W. Close Company Inc.                    Washington           100%

Sturgeon Electric Company, Inc.            Michigan             100%(1)

Power Piping Company                       Pennsylvania         100%(1)

Comtel Technologies, Inc.                  Colorado             100%(2)


(1) wholly owned subsidiary of Harlan Electric Company

(2) wholly owned subsidiary of Sturgeon Electric Company, Inc.




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